UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 8, 2018 (August 7, 2018)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐   Emerging Growth Company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on August 7, 2018. The stockholders were asked to vote on the four proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 28, 2018. The final voting results for each proposal are set forth below.

Proposal 1 – Each of the five nominees for director received the requisite plurality of votes for election. The vote tabulation was as follows:

Nominee	For	Withheld	Non Votes
Clarke Bailey	6,768,546	162,385	8,085,123
David Sandberg	6,770,546	160,385	8,085,123
J. Randall Waterfield	6,771,196	159,735	8,085,123
Frederick Wasserman	6,763,196	167,735	8,085,123
Eddie Smith	6,771,196	159,735	8,085,123

Proposal 2 – Stockholders voted in favor of the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2018.

For	Against	Abstain
14,877,465	132,153	6,436

Proposal 3 – Stockholders voted in favor of the approval of the amendment to the certificate of incorporation of the Company

For	Against	Abstain	Non Votes
6,720,812	88,934	121,185	8,085,123

Proposal 4 – A Non-binding advisory vote approved executive compensation.

For	Against	Abstain	Non Votes
6,533,756	254,086	143,089	8,085,123

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2018	SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer